UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive officers) (Zip Code)

(844) 203-6092

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	WGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025, the Board of Directors of Wellgistics Health, Inc. (the “Company”) promoted Brian Norton to serve as the Company’s Chief Executive Officer effective as of February 28, 2025 (the “Effective Date”). Mr. Norton (age 45), has served the Chief Executive Officer of Wellgistics LLC, a wholly-owned subsidiary and the wholesale distribution arm of the Company’s healthcare ecosystem, and the Company’s Chief Commercial Officer and President of Distribution since November 2024. Mr. Norton has a well-established track record in the healthcare sector and has overseen the growth of Wellgistics LLC into a fully FDA and NABP accredited company in all 50 states.

Mr. Norton will succeed Timothy Canning, who served as the Company’s Chief Executive Officer since January 18, 2024, and who is resigning from his position, effective as of the Effective Date. Mr. Canning’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with his appointment as Chief Executive Officer, effective as of the Effective Date, the Company and Mr. Norton entered into an employment agreement (the “Norton Employment Agreement”) that provides for an annual base salary of $490,000. Mr. Norton’s base salary may increase as determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in its sole discretion, and will increase by 5% in the event Mr. Norton meets at least 90% of certain annual performance metrics established by the Compensation Committee. Furthermore, Mr. Norton is eligible for a performance based bonus of up to 100% of his base salary as determined by the Compensation Committee that is contingent upon the achievement of certain performance objectives and a yearly discretionary cash stock or equity bonus in an amount determined by the Compensation Committee. The Norton Employment Agreement provides an automobile allowance of $1,000 per month and a relocation allowance of $15,000. On the Effective Date, Mr. Norton will be granted Restricted Stock Units (“RSU”) Awards of 9,000,000 shares of the Company’s common stock that vest over three years in equal amounts contingent upon the Company realizing certain gross revenue and gross profit targets. In the event that Mr. Norton resigns for “good reason” or is terminated by the Company without “cause,” each as defined in the Norton Employment Agreement, or a change of control takes place, all outstanding and unvested RSUs will immediately accelerate and vest in full. Under the Norton Employment Agreement, Mr. Norton will be eligible for other employee benefits in accordance with the Company’s policies and plans. Mr. Norton’s employment agreement is filed as Exhibit 5.1 hereto and is incorporated herein by reference.

As disclosed in the Company’s Registration Statement on Form S-1 (Registration No. 333-280945), declared effective by the SEC on February 14, 2025 (the “Registration Statement”), the Company has been party to certain transactions with Mr. Norton since the beginning of the Company’s last fiscal year where the amount involved exceeds the lesser of $120,000 or on percent of the average of the Company’s total assets at year-end for the last two completed fiscal years. Specifically, the Company entered into that certain Membership Interest Purchase Agreement dated May 11, 2023, as amended, by and among Wellgistics Health, Wellgistics LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, governing the acquisition by the Company of Wellgistics LLC (the “Wellgistics MIPA”). At the time of entering the Wellgistics MIPA, Mr. Norton was an employee of the Company and the Chief Executive Officer of Wellgistics LLC.

In August 2024, the Company and Wellgistics LLC, acting through Mr. Norton, consummated the transactions contemplated by the Wellgistics MIPA to revise the purchase price to be paid by the Company to include the following:

●	a closing cash payment of $10 million, $1 million of which is payable in immediately available funds to Zions Bank, a creditor of Wellgistics LLC, by wire transfer, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective;
●	bonus payments in the form of Wellgistics Health Common Stock equaling an aggregate value of $10 million that vest over three years and are payable in three equal annual installments;
●	bonus payments in the form of Wellgistics Health Common Stock in an aggregate amount of up to $5 million that vest only if certain financial metrics are met, with unvested shares of Common Stock subject to repurchase by Wellgistics Health for a nominal purchase price if such financial metrics are not met; and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

In November 2024, the Company and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective bonus payments into an immediate share issuance of 3,999,335 shares of restricted common stock of the Company. 2,666,223 shares of Common Stock vest in equal annual installments over a period of three years. These shares of common stock are not subject to repurchase by the Company. 1,333,112 shares have been fully issued, but vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, the Company can repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

On March 6, 2025, the Company and Wellgistics LLC further amended the Wellgistics MIPA to extend the due date of the $10 million closing cash payment such that the closing cash payment will be due upon the earlier of 120 calendar days following effectiveness of the Registration Date or August 30, 2025. The Wellgistics MIPA is filed as Exhibit 5.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing the expansion of its healthcare ecosystem with Protega Pharmaceuticals Inc.. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 4, 2025, the Company posted a revised investor presentation on its website at www.wellgisticshealth.com. The revised investor presentation is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

The revised investor presentation and corporate press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section 18. The information in this Item 7.01, as well as Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

The revised investor presentation and press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Certain risks regarding the Company’s forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including an extensive discussion of these risks in the Registration Statement. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Executive Employment Agreement dated March 3, 2025, by and between Wellgistics Health, Inc. and Brian Norton
5.2*	Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended
99.1	Press Release by Wellgistics Health, Inc., dated March 4, 2025
99.2	Revised Investor Presentation

*	Certain schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellgistics Health, Inc.

Dated: March 6, 2025	By:	/s/ Brian Norton
Brian Norton
Chief Executive Officer